Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro Executive Vice President and Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977

Christine Mohrmann/Alexandra Tramont FD (212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS DECEMBER QUARTER 2009 FINANCIAL RESULTS
— Record Quarterly Revenues of $315.8 Million, Up 9% Year-Over-Year —
— Quarterly Adjusted Operating Income of $23.6 or 7.5% of revenue —
HOUSTON, TEXAS — February 4, 2009 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its third quarter ended December 31, 2008.
Record revenue for the December quarter was $315.8 million, up 9% compared to a year ago. Revenue increased compared to the same period a year ago due to the prior year acquisitions and strong election-related printing, partially offset by lower same-store sales. Operating income for the December 2008 quarter included a pre-tax litigation charge of $17.0 million ($10.4 million after tax or $0.92 diluted loss per share) in connection with certain litigation involving the Company, as described below and in a Current Report on Form 8-K filed today. Additionally, we recognized a pre-tax, non-cash goodwill impairment charge of $62.5 million ($46.1 million after tax or $4.06 diluted loss per share). Excluding the charges and foreign currency gains, Adjusted Operating Income was $23.6 million or 7.5% of revenues and Adjusted Net Income was $12.6 million or $1.11 per diluted share. In the prior year quarter, Adjusted Operating Income was $27.1 million or 9.3% of revenues and Adjusted Net Income was $19.2 million or $1.56 diluted earnings per share. For the December 2008 quarter reported operating loss was $55.5 million and net loss was $43.6 million or $3.91 diluted loss per share. Reported net income for the prior year quarter was $19.4 million or $1.58 diluted earnings per share. A reconciliation of the non-GAAP financial measures, Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted Earnings Per Share, to the most directly comparable GAAP financial measures is included in the attached tables and in the Current Report on Form 8-K to be filed today, as well as the basis for management’s use of the non-GAAP financial measures.
For the nine months ended December 31, 2008, revenue was $898.0 million, up 11% compared to $807.9 million for the same period a year ago due to acquisitions and election-related printing, partially offset by lower same-store sales. Excluding the goodwill impairment, litigation charges, and foreign currency gains, Adjusted Operating Income was $64.7 million or 7.2% of revenues, and Adjusted Net Income for the nine months ended December 31, 2008 was $32.4 million or $2.84 diluted earnings per share. For the same period of the prior year, reported net income was $46.2 million or $3.48 diluted earnings per share. Reported net loss for the nine months ended December 31, 2008 was $23.6 million or $2.12 diluted loss per share.
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CONSOLIDATED GRAPHICS REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS	PAGE -2-
Within the past week, a jury rendered a verdict for compensatory and punitive damages against the Company due to a lawsuit involving an isolated dispute between the Company and the former employer of an existing sales employee. As a result of this judgment, a pre-tax litigation charge of $17.0 million has been recognized in the December 2008 financial statements. The judge may award additional exemplary and punitive damages and the plaintiff has requested an award of $3.2 million. The Company intends to continue its defense of this matter at the trial court level and, if unsuccessful, intends to appeal the judgment, as well as pursue potential insurance reimbursement, which has previously been denied.
Due to the recent decline in our stock price, current economic conditions and our near-term outlook, we performed an interim assessment of goodwill impairment. This goodwill impairment assessment resulted in a $62.5 million pre-tax, non-cash charge to the income statement during the December quarter. We will perform our required annual goodwill impairment test in connection with the preparation of our fiscal year ended March 31, 2009 financial statements and this may result in another non-cash goodwill impairment charge.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics commented, “We are pleased to announce record revenues for the second consecutive quarter. During the quarter, we benefited from our recent acquisitions, strong election-related sales and strong seasonal digital print business. Excluding these parts of our business, we were clearly impacted by the very challenging economic environment we are now experiencing. Fortunately, our company presidents did a good job adjusting operating expenses to protect our profit margins, excluding the goodwill impairment and litigation charges.”
Mr. Davis continued, “Looking forward to the March quarter we expect revenues of $255 — $275 million and diluted earnings per share of between $.35 and $.55. This forecast assumes lower year-over-year acquisition revenue growth, a same-store sales decline of between 12% and 18%, no election-related revenue, and continued economic headwinds. More details regarding our forecast assumptions will be provided during our earnings conference call. Over the longer-term we believe we are well positioned, with the leadership, financial strength and industry leading product offerings to manage through the current economic crisis and succeed in the recovery.”
Consolidated Graphics will host a conference call today, Wednesday, February 4, 2009, at 11:00 a.m. Eastern Time, to discuss its third quarter fiscal 2009 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Canada, and in Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers solutions that create a spectrum of value for customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS	PAGE -3-
Forward-Looking Statements and Regulation G Reconciliation
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, the growth of its digital printing, the decline in election-related printing, its ability to adequately manage expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for or business operations, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of earnings including operating income before goodwill impairment charge, litigation charge and non-cash foreign currency transaction net gain, or Adjusted Operating Income, net income before goodwill impairment charge, litigation charge and non-cash foreign currency transaction net gain, net of tax benefit, or Adjusted Net Income, and diluted earnings per share before goodwill impairment charge, litigation charge and non-cash foreign currency transaction net gain, net of tax benefit, or Adjusted Diluted Earnings per Share. Management’s opinion regarding the usefulness of Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted Earnings per Share to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)

CONSOLIDATED GRAPHICS REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS	PAGE -4-
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
			Change				Change
	2008	2007	$	%	2008	2007	$	%
Sales	$315,815	$289,538	$26,277	9	$897,960	$807,850	$90,110	11
Cost of Sales	241,055	214,140	26,915	13	679,974	598,011	81,963	14

Gross Profit	74,760	75,398	(638)	(1)	217,986	209,839	8,147	4
Selling Expenses	26,153	27,849	(1,696)	(6)	81,336	79,514	1,822	2
General and Administrative Expenses(1)	24,981	20,489	4,492	22	71,975	58,885	13,090	22
Goodwill Impairment Charge	62,524	—	62,524	nm	62,524	—	62,524	nm
Litigation Charge	17,000	—	17,000	nm	17,000	—	17,000	nm
Other (Income) Expense, net	(386)	(329)	(57)	17	(638)	(3,909)	3,271	(84)
Operating Income (Loss)	(55,512)	27,389	(82,901)	nm	(14,211)	75,349	(89,560)	nm
Interest Expense, net	4,108	3,630	478	13	12,171	7,973	4,198	53

Income (Loss) before Taxes	(59,620)	23,759	(83,379)	nm	(26,382)	67,376	(93,758)	nm
Income Taxes	(16,054)	4,397	(20,451)	nm	(2,735)	21,171	(23,906)	nm

Net Income (Loss)	$(43,566)	$19,362	$(62,928)	nm	$(23,647)	$46,205	$(69,852)	nm

Earnings (Loss) Per Share
Basic	$(3.91)	$1.63			$(2.12)	$3.58
Diluted	$(3.91)	$1.58			$(2.12)	$3.48

Weighted Average Shares Outstanding
Basic	11,147	11,905			11,135	12,910
Diluted	11,147	12,225			11,135	13,295

Effective Income Tax Rate	27%	19%			10%	31%

(1) Share based compensation included in these expenses	$1,725	$240			$5,119	$1,760
nm — not meaningful

CONSOLIDATED GRAPHICS REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS	PAGE -5-
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
			Change				Change
	2008	2007	$	%	2008	2007	$	%
Operating income (loss) per GAAP	$(55,512)	$27,389	(82,901)	nm	$(14,211)	$75,349	(89,560)	nm
Goodwill impairment charge	62,524	—	62,524	nm	62,524	—	62,524	nm
Litigation charge	17,000	—	17,000	nm	17,000	—	17,000	nm
Foreign Currency Transaction Net Gain — (net of tax)	(386)	(329)	(34)	nm	(638)	(3,909)	3,271	nm

Adjusted Operating Income	$23,626	$27,060	(3,434)	(13)	$64,675	$71,440	(6,765)	(9)

Net income (loss) per GAAP	$(43,566)	$19,362	(62,928)	nm	$(23,647)	$46,205	(69,852)	nm
Goodwill impairment charge	62,524	—	62,524	nm	62,524	—	62,524	nm
Litigation charge	17,000	—	17,000	nm	17,000	—	17,000	nm
Foreign Currency Transaction Net Gain — (net of tax)	(235)	(201)	(34)	nm	(389)	(2,384)	1,995	nm
Tax benefit of goodwill impairment charge	(16,466)	—	(16,466)	nm	(16,466)	—	(16,466)	nm
Tax benefit of litigation charge	(6,630)	—	(6,630)	nm	(6,630)	—	(6,630)	nm

Adjusted Net Income	$12,627	$19,161	(6,534)	(34)	$32,392	$43,821	(11,429)	(26)

Diluted earnings per share (loss per share) per GAAP	$(3.91)	$1.58	(5.49)	nm	$(2.12)	$3.48	(5.60)	nm
Goodwill impairment charge	5.51	—	5.51	nm	5.48	—	5.48	nm
Litigation charge	1.50	—	1.50	nm	1.49	—	1.49	nm
Foreign Currency Transaction Net Gain — (net of tax)	(0.02)	(0.02)	0	nm	(0.03)	(0.19)	0.16	nm
Tax benefit of goodwill impairment charge	(1.45)	—	(1.45)	nm	(1.44)	—	(1.44)	nm
Tax benefit of litigation charge	(0.58)	—	(0.58)	nm	(0.58)	—	(0.58)	nm
Adjustment for diluted shares outstanding	0.06	—	0.06	nm	0.04	—	0.04	nm

Adjusted Diluted Earnings per Share	$1.11	$1.56	$(0.52)	(33)	$2.84	$3.29	(0.45)	(14)